Exhibit 99.1
PetMeds® Announces Fiscal 2025 First Quarter Financial Results

Net Income for first quarter fiscal 2025 was $3.8 million or $0.18 diluted earnings per share

Delray Beach, Florida, August 6, 2024, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its first quarter ended June 30, 2024.

Quarterly Highlights for Q1, Fiscal 2025

•Net sales were $68 million, (13)% lower than the prior year comparable quarter.

•Net income was $3.8 million, or $0.18 diluted earnings per share. This compares to net loss of $(1.1) million, or $(0.06) diluted earnings per share, for the prior year comparable quarter.

•Increase in net income is primarily attributed to a $8.7 million reversal of accumulated stock compensation expense associated with departure of the former CEO, offset by lower gross profit of $4.6 million.

•Adj. EBITDA of $(1.5) million was $4.9 million lower than prior year comparable quarter driven by lower sales and associated gross profit.

“Q1 FY‘25 results reflect a transition quarter as we position the Company for future profitable growth by optimizing our cost structure and leaning into our many customer-centric attributes. During the first quarter, we saw a changeover of the CEO and other key executives,” said Sandra Campos, CEO & President. “May marked my first full month in the CEO role, and in May and June we added a new Chief Marketing Officer, Chief Operating Officer and Chief Digital and Technology Officer, along with two new board members. As mentioned during the Q4 FY‘24 earnings results, this new team is taking significant action in areas that will reposition PETS for growth and profitability.”

“To be clear, the Q1 financial results do not reflect the full impact of these improvements which began in the back half of the quarter,” Ms. Campos continued. “We have made strong progress on key cost reduction initiatives including combining and streamlining operations between PetMeds and PetCareRx, and the new team has begun to advance our customer growth strategies. We are gaining momentum and seeing early positive signs of our key leading indicators, validating our strategy to create an ecosystem of products and services for pets’ well-being and longevity.”

This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, August 6, 2024

Public call dial in (844) 826-3035 (toll free) or (412) 317-5195.

Webcast stream link: https://investors.petmeds.com for those who wish to stream the call via webcast.

Replay: Available until August 20, 2024, at 11:59 P.M Eastern Time.

To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 10190753.

About PetMed Express, Inc.

Founded in 1996, PetMeds is the leader in pioneering the digital pet pharmacy industry. As a national online retailer, PetMeds.com and PetCareRx.com are top choices for delivering preventive and chronic symptom prescriptions and OTC medications and products through their thousands of veterinary partners and a loyal customer base. Leveraging telehealth
Exhibit 99.1 Page 1 of 7

and insurance partnerships, they offer value and convenience to pet families at every stage of their pets' lives, whether dogs, cats, or horses. PetMeds and PetCareRx provide a comprehensive range of medications, food products, and essential supplies through their websites, www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statement

This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

PETMEDS INVESTOR RELATIONS CONTACT

ICR, LLC
John Mills
(646) 277-1254

Reed Anderson
(646) 277-1260
investor@petmeds.com

Exhibit 99.1 Page 2 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30, 2024	March 31, 2024
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$45,992	$55,296
Accounts receivable, less allowance for doubtful accounts of $109 and $273, respectively	2,261	3,283
Inventories - finished goods	25,520	28,556
Prepaid expenses and other current assets	3,851	6,325
Prepaid income taxes	–	188
Total current assets	77,624	93,648

Noncurrent assets:
Property and equipment, net	26,109	26,657
Intangible and other assets, net	16,014	16,503
Goodwill	26,658	26,658
Operating lease right-of-use assets, net	1,297	1,432
Deferred tax assets, net	5,012	4,986
Total noncurrent assets	75,090	76,236

Total assets	$152,714	$169,884

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$24,467	$37,024
Sales tax payable	25,331	25,012
Accrued expenses and other current liabilities	5,201	7,060
Current lease liabilities	438	459
Deferred revenue	2,146	2,603
Income taxes payable	717	–
Total current liabilities	58,300	72,158

Long-term lease liabilities	883	995

Total liabilities	59,183	73,153

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 2,500 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $0.001 par value, 40,000,000 shares authorized; 20,600,652 and 21,148,692 shares issued and outstanding, respectively	21	21
Additional paid-in capital	16,942	25,146
Retained earnings	76,559	71,555

Total shareholders' equity	93,531	96,731

Total liabilities and shareholders' equity	$152,714	$169,884
Exhibit 99.1 Page 3 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended June 30,
	2024	2023

Sales	$67,952	$78,244
Cost of sales	49,981	55,718

Gross profit	17,971	22,526

Operating expenses:
General and administrative (including stock compensation of ($8,204) and $1,760, respectively)	4,874	15,711
Advertising	6,990	7,265
Depreciation and amortization	1,721	1,678
Total operating expenses	13,585	24,654

Income (loss) from operations	4,386	(2,128)

Other income:
Interest income, net	95	194
Other, net	231	506
Total other income	326	700

Income (loss) before provision for income taxes	4,712	(1,428)

Provision (benefit) for income taxes	958	(292)

Net income (loss)	$3,754	$(1,136)

Net income (loss) per common share:
Basic	$0.18	$(0.06)
Diluted	$0.18	$(0.06)

Weighted average number of common shares outstanding:
Basic	20,513,281	20,332,526
Diluted	20,941,505	20,332,526

Cash dividends declared per common share	$—	$0.30
Exhibit 99.1 Page 4 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$3,754	$(1,136)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,721	1,678
Share based compensation	(8,204)	1,760
Deferred income taxes	(26)	(627)
Bad debt expense	142	19
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	880	(46)
Inventories - finished goods	3,036	(10,185)
Prepaid income taxes	188	335
Prepaid expenses and other current assets	2,474	(2,390)
Operating lease right-of-use assets, net	135	196
Accounts payable	(12,558)	9,115
Sales tax payable	319	500
Accrued expenses and other current liabilities	(505)	1,295
Lease liabilities	(133)	(205)
Deferred revenue	(457)	253
Income taxes payable	717	–
Net cash (used in) provided by operating activities	$(8,517)	$562

Cash flows from investing activities:
Acquisition of PetCareRx, net of cash acquired	–	(35,859)
Purchases of property and equipment	(683)	(1,153)
Net cash used in investing activities	$(683)	$(37,012)

Cash flows from financing activities:
Dividends paid	(104)	(6,102)
Net cash used in financing activities	$(104)	$(6,102)

Net decrease in cash and cash equivalents	(9,304)	(42,552)
Cash and cash equivalents, at beginning of period	55,296	104,086

Cash and cash equivalents, at end of period	$45,992	$61,534

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$81	$–

Dividends payable in accrued expenses and other current liabilities	$112	$1,507
Exhibit 99.1 Page 5 of 7

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 7

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended		Increase (Decrease)
($ in thousands, except percentages)	June 30, 2024	June 30, 2023	$	%

Consolidated Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:

Net income ( loss)	$3,754	$(1,136)	$4,890	(430)%

Add (subtract):
Share-based Compensation (1)	$(8,204)	$1,760	$(9,964)	(566)%
Income Taxes	$958	$(292)	$1,250	(428)%
Depreciation and Amortization	$1,721	$1,678	$43	3%
Interest Income, Net (2)	$(95)	$(194)	$99	(51)%
Acquisition/Partnership Transactions and Other Items	$180	$1,126	$(946)	(84)%
Employee Severance	$149	$393	$(244)	(62)%
Adjusted EBITDA	$(1,537)	$3,335	$(4,872)	(146)%
(1) In April 2024, the Company and its former CEO entered into a Transition and Separation Agreement pursuant to which the Company cancelled the 510,000 restricted shares with a market condition and accelerated vesting on the 30,000 remaining unvested time-restricted shares which otherwise would not have vested. Cancellation and acceleration of these shares resulted in an $8.7 million reduction of compensation expense in the three months ended June 30, 2024.
(2) Included in interest income, net is $410 thousand of interest expense related to the sales tax liability and $505 thousand of interest income for the three months ended June 30, 2024. This compares to $426 thousand of interest expense related to the sales tax liability and $620 thousand of interest income for the three months ended June 30, 2023.

Exhibit 99.1 Page 7 of 7